Exhibit 5.1

6 November 2020

Matter No.: 832477

Doc Ref: 106575625

852 2842 9530

Richard.Hall@conyers.com

BlueCity Holdings Limited

Cricket Square

Hutchins Drive, P.O. Box 2681

Grand Cayman KY1-1111

Cayman Islands

Dear Sirs,

Re: BlueCity Holdings Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on Form S-8 filed by the Company with the United States Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of an aggregate of 2,310,507 class A ordinary shares, par value US$0.0001 per share (the “Class A Ordinary Shares”) to be issued pursuant to the 2015 Stock Incentive Plan of the Company (the “2015 Plan”) and the 2020 Share Incentive Plan of the Company (the “2020 Plan” and together with the 2015 Plan, the “Plans”, which terms do not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

(i)                                     the Registration Statement; and

(ii)                                  the Plans.

We have also reviewed and relied upon (1) the Seventh Amended and Restated Memorandum and Articles of Association of the Company, (2) a copy of the written resolutions of all of the directors of the Company dated 28 October 2020 (collectively, the “Resolutions”), (3) a certificate of good standing of the Company dated 2 November 2020 (the “Certificate Date”) and (4) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) the accuracy and completeness of all factual representations made in the Registration Statement, the Plans and other documents reviewed by us, (c) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (d) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (e) that upon issue of any Class A Ordinary Shares to be sold by the Company the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, (f) the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with the Commission, (g) that on the date of issuance of any of the Class A Ordinary Shares, the Company will have sufficient authorised but unissued Class A Ordinary Shares, and (h) that on the date of issuance of any award under the Plans, the Company will be able to pay its liabilities as they become due.

We express no opinion with respect to the issuance of Class A Ordinary Shares pursuant to any provision of the Plans that purports to obligate the Company to issue Class A Ordinary Shares following the commencement of a winding up or liquidation.  We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.  This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.  This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Class A Ordinary Shares by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.                                      As at the Certificate Date, the Company is duly incorporated and existing under the laws of the Cayman Islands in good standing. Pursuant to the Companies Law (the “Law”), a company is deemed to be in good standing if all fees and penalties under the Law have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Law.

2.                                      The Class A Ordinary Shares, when issued and paid for in accordance with the respective Plans, will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue or holding of such Class A Ordinary Shares).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman